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                                                                   Exhibit 99(n)

                         INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our Firm under the heading "Independent auditors" in the Prospectus and Statement of Additional Information in this Pre-Effective Amendment No. 2 to the Registration Statement of Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund on Form N-2 filed by the Fund under the Securities Act of 1933, as amended (Registration No. 333-113177) and under the Investment Company Act of 1940, as amended (Registration No. 811-21519).


Deloitte & Touche LLP

Boston, Massachusetts
March 25, 2004